                                                                    EXHIBIT 99.1



                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
netDialog, Inc.:

We have audited the accompanying balance sheets of netDialog, Inc. (the Company) as of December 31, 1997 and 1998, and the related statements of operations, redeemable preferred stock and shareholders' deficit, and cash flows for the period from May 12, 1997 (inception) to December 31, 1997, and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of netDialog, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from May 12, 1997 (inception) to December 31, 1997, and for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


                                        /s/ KPMG LLP

Mountain View, California
December 30, 1999

                                 NETDIALOG, INC.
                                 Balance Sheets



                                                                                              DECEMBER 31,
                                                                                      ----------------------------     SEPTEMBER 30,
                                      ASSETS                                             1997             1998             1999
                                                                                      -----------      -----------     ------------
                                                                                                                        (Unaudited)
Current assets:
   Cash and cash equivalents                                                          $ 1,913,398      $   915,904      $   524,346
   Restricted short-term investments                                                           --               --          136,500
   Accounts receivable                                                                         --               --           63,493
   Prepaid expenses and other current assets                                                   --               --            3,659
                                                                                      -----------      -----------      -----------

                                   Total current assets                                 1,913,398          915,904          727,998

Property and equipment, net                                                                21,375          336,145          553,877
Other assets                                                                                   --           75,000           56,250
                                                                                      -----------      -----------      -----------

                                   Total assets                                       $ 1,934,773      $ 1,327,049      $ 1,338,125
                                                                                      ===========      ===========      ===========

                     LIABILITIES, REDEEMABLE PREFERRED STOCK,
                             AND SHAREHOLDERS' DEFICIT

Current liabilities:
   Convertible debt                                                                   $        --      $        --      $ 4,800,560
   Notes payable, current                                                                      --          711,086          511,086
   Accounts payable                                                                       126,692          124,623          330,794
   Accrued liabilities                                                                         --           92,850          390,620
                                                                                      -----------      -----------      -----------

                                   Total current liabilities                              126,692          928,559        6,033,060

Notes payable, less current portion                                                            --          166,628           83,314
                                                                                      -----------      -----------      -----------

                                   Total liabilities                                      126,692        1,095,187        6,116,374
                                                                                      -----------      -----------      -----------

Commitments

Redeemable preferred stock, no par value; 6,300,000, 6,300,000, and 6,500,000 shares authorized, respectively; 3,104,846, 6,164,694, and 6,464,694 shares issued and outstanding, respectively; liquidation preference
   of $4,140,002, $8,220,003, and $8,620,023, respectively                              2,054,466        4,088,979        4,995,061

Shareholders' deficit:
   Common stock, no par value; 20,000,000 shares
       authorized; 4,830,000, 4,878,257, and 5,000,527
       shares issued and outstanding, respectively                                         15,900          757,394        1,014,955
   Deferred compensation                                                                       --         (489,071)        (374,549)
   Accumulated deficit                                                                   (262,285)      (4,125,440)     (10,413,716)
                                                                                      -----------      -----------      -----------

                                   Total shareholders' deficit                           (246,385)      (3,857,117)      (9,773,310)
                                                                                      -----------      -----------      -----------

                                   Total liabilities, redeemable preferred stock,
                                        and shareholders' deficit                     $ 1,934,773      $ 1,327,049      $ 1,338,125
                                                                                      ===========      ===========      ===========



See accompanying notes to financial statements.

                                 NETDIALOG, INC.
                            Statements of Operations



                                                               PERIOD FROM
                                                               MAY 12, 1997                           NINE-MONTH PERIOD ENDED
                                                              (INCEPTION) TO      YEAR ENDED               SEPTEMBER 30,
                                                                DECEMBER 31,      DECEMBER 31,     -----------------------------
                                                                   1997              1998             1998               1999
                                                               -------------      ------------     -----------       -----------
                                                                                                            (Unaudited)
Revenues                                                       $        --        $        --      $        --       $    71,737
                                                               -------------      ------------     -------------     ------------

Operating expenses:
     Cost of revenues                                                   --                 --                --           332,839
     Research and development                                      149,906          2,155,053         1,624,509         1,901,130
     Sales and marketing                                                --            914,769           518,872         1,784,419
     General and administrative                                    113,679            613,362           502,525         1,116,622
     Amortization of employee
             stock-based compensation                                   --            226,847            99,939           301,044
                                                               -------------      ------------     -------------     -----------

                                 Total operating expenses          263,585          3,910,031         2,745,845         5,436,054
                                                               -------------      ------------     -------------     -----------

                                 Loss from operations             (263,585)        (3,910,031)       (2,745,845)       (5,364,317)

Interest income (expense), net                                       1,300             46,876            38,052          (923,959)
                                                               -------------      ------------     -------------      -----------

                                 Net loss                      $  (262,285)       $(3,863,155)     $ (2,707,793)      $(6,288,276)
                                                               =============      ============     =============      ===========

Net loss per share of common stock:

     Basic and diluted                                         $     (0.06)       $     (2.13)     $      (1.63)      $     (2.12)
                                                               =============      ============     =============      ===========

     Weighted-average shares                                     4,599,142          1,817,349         1,657,637         2,970,308
                                                               =============      ============     =============      ===========


See accompanying notes to financial statements.

                                 NETDIALOG, INC.
       Statements of Redeemable Preferred Stock and Shareholders' Deficit



                                                                 REDEEMABLE PREFERRED STOCK             COMMON STOCK
                                                                   SHARES           AMOUNT          SHARES           AMOUNT
                                                                 ----------        ---------      -----------      ------------
Issuance of common stock to founders,
    May 12, 1997                                                         --        $      --        4,800,000       $       --
Issuance of Series A redeemable preferred
    stock, net                                                    3,104,846        2,054,466               --               --
Issuance of common stock in exchange
    for services rendered                                                --               --           30,000           15,900
Net loss                                                                 --               --               --               --
                                                                 ----------        ---------      -----------      -----------
Balances as of December 31, 1997                                  3,104,846        2,054,466        4,830,000           15,900
Issuance of common stock in exchange
    for services rendered                                                --               --           48,257           25,576
Issuance of Series A redeemable preferred
    stock, net                                                    3,059,848        2,034,513               --               --
Deferred stock-based compensation                                        --               --               --          715,918
Amortization of deferred stock-based
    compensation                                                         --               --               --               --
Net loss                                                                 --               --               --               --
                                                                 ----------        ---------      -----------      -----------
Balances as of December 31, 1998                                  6,164,694        4,088,979        4,878,257          757,394
Issuance of common stock upon exercise
    of options (unaudited)                                               --               --           26,249            2,625
Issuance of Series A redeemable preferred stock
    (unaudited)                                                     300,000          200,010               --               --
Deferred stock-based compensation,
    net (unaudited)                                                      --               --               --          186,522
Amortization of deferred stock-based
    compensation (unaudited)                                             --               --               --               --
Issuance of common stock in exchange
    for services rendered (unaudited)                                    --               --           96,021           68,414
Issuance of redeemable preferred stock warrants
    in connection with convertible debt (unaudited)                      --          706,072               --               --
Net loss (unaudited)                                                     --               --               --               --
                                                                 ----------        ---------      -----------      -----------
Balances as of September 30, 1999 (unaudited)                     6,464,694      $ 4,995,061        5,000,527      $ 1,014,955
                                                                 ==========      ===========      ===========      ===========


                                                                                                       TOTAL
                                                                 DEFERRED          ACCUMULATED      SHAREHOLDERS'
                                                               COMPENSATION          DEFICIT          DEFICIT
                                                               ------------        -----------      -------------
Issuance of common stock to founders,
    May 12, 1997                                                $        --       $        --       $        --
Issuance of Series A redeemable preferred
    stock, net                                                           --                --                --
Issuance of common stock in exchange
    for services rendered                                                --                --            15,900
Net loss                                                                 --          (262,285)         (262,285)
                                                                -----------       -----------       -----------
Balances as of December 31, 1997                                         --          (262,285)         (246,385)
Issuance of common stock in exchange
    for services rendered                                                --                --            25,576
Issuance of Series A redeemable preferred
    stock, net                                                           --                --                --
Deferred stock-based compensation                                  (715,918)               --                --
Amortization of deferred stock-based
    compensation                                                    226,847                --           226,847
Net loss                                                                 --        (3,863,155)       (3,863,155)
                                                                -----------       -----------       -----------
Balances as of December 31, 1998                                   (489,071)       (4,125,440)       (3,857,117)
Issuance of common stock upon exercise
    of options (unaudited)                                               --                --             2,625
Issuance of Series A redeemable preferred stock
    (unaudited)                                                          --                --                --
Deferred stock-based compensation,
    net (unaudited)                                                (186,522)               --                --
Amortization of deferred stock-based
    compensation (unaudited)                                        301,044                --           301,044
Issuance of common stock in exchange
    for services rendered (unaudited)                                    --                --            68,414
Issuance of redeemable preferred stock warrants
    in connection with convertible debt (unaudited)                      --                --                --
Net loss (unaudited)                                                     --        (6,288,276)       (6,288,276)
                                                                -----------       -----------       -----------
Balances as of September 30, 1999 (unaudited)                   $  (374,549)     $(10,413,716)      $(9,773,310)
                                                                ===========       ===========       ===========

See accompanying notes to financial statements.

                                 NETDIALOG, INC.
                            Statements of Cash Flows


                                                             PERIOD FROM
                                                             MAY 12, 1997                              NINE-MONTH PERIOD ENDED
                                                            (INCEPTION) TO       YEAR ENDED                 SEPTEMBER 30,
                                                              DECEMBER 31,      DECEMBER 31,       -------------------------------
                                                                 1997               1998               1998               1999
                                                            --------------      ------------       -----------        ------------
                                                                                                             (Unaudited)
Cash flows from operating activities:
  Net loss                                                   $  (262,285)       $(3,863,155)       $(2,707,793)       $(6,288,276)
  Adjustments to reconcile net loss to net
     cash used in operating activities:
       Depreciation                                                  333             66,137             50,334            128,649
       Amortization of redeemable preferred
         stock warrants                                               --                 --                 --            706,072
       Employee stock compensation expense                            --            226,847             99,939            301,044
       Issuance of common sock in exchange for
         services rendered                                        15,900             25,576                 --             68,414
       Changes in operating assets and liabilities:
          Accounts receivable                                         --                 --                 --            (63,493)
          Prepaid expenses and other assets                           --            (75,000)           (75,000)            15,091
          Accounts payable and accrued liabilities               126,692             90,781            226,780            503,941
                                                             -----------         -----------       -----------        -----------
             Net cash used in operating activities              (119,360)        (3,528,814)        (2,405,740)        (4,628,558)
                                                             -----------         -----------       -----------        -----------
Cash flows from investing activities:
  Property and equipment purchases                               (21,708)          (380,907)          (345,171)          (346,381)
  Purchases of short-term investments                                 --                 --                 --           (136,500)
                                                             -----------         -----------       -----------        -----------
             Net cash used in investing activities               (21,708)          (380,907)          (345,171)          (482,881)
                                                             -----------         -----------       -----------        -----------
Cash flows from financing activities:
  Proceeds from issuance of redeemable
     preferred stock, net of issuance costs                    1,954,466          2,034,513          2,034,513            200,010
  Proceeds from issuance of common stock                              --                 --                 --              2,625
  Proceeds from convertible debt                                 100,000                 --                 --          4,800,560
  Proceeds from notes payable                                         --            877,714            117,273                 --
  Payments of notes payable                                           --                 --                 --           (283,314)
                                                             -----------         -----------       -----------        -----------
             Net cash provided by financing activities         2,054,466          2,912,227          2,151,786          4,719,881
                                                             -----------         -----------       -----------        -----------
Net increase (decrease) in cash and cash equivalents           1,913,398           (997,494)          (599,125)          (391,558)
Cash and cash equivalents at beginning of period                      --          1,913,398          1,913,398            915,904
                                                             -----------         -----------       -----------        -----------
Cash and cash equivalents at end of period                   $ 1,913,398         $  915,904        $ 1,314,273        $   524,346
                                                             ===========         ===========       ===========        ===========
Supplemental disclosures of cash flow information:
  Cash paid during period for interest                       $        --         $    6,200        $        --        $    21,700
                                                             ===========         ===========       ===========        ===========
  Noncash investing and financing activities:
     Issuance of Series A convertible preferred
          stock upon conversion of convertible debt          $   100,000         $       --        $        --        $        --
                                                             ===========         ===========       ===========        ===========
     Grant of options to purchase common stock
          with an exercise price below fair value            $        --         $  715,918        $   440,734        $   186,522
                                                             ===========         ===========       ===========        ===========

See accompanying notes to financial statements.

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)


(1)  THE COMPANY

     netDialog, Inc. (the Company) was incorporated in California on May 12, 1997. The Company develops and markets of on-line customer management (OCM) solutions. The Company's OCM system is an on-line customer service application suite that delivers predictive and proactive answers to customers' questions directly on the Web site. The Company began selling the OCM solution in the third quarter of 1999.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a)  INTERIM FINANCIAL STATEMENTS

          The interim financial statements of the Company for the nine-month periods ended September 30, 1998 and 1999, included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim financial statements.

          In the opinion of management, the accompanying unaudited interim financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 1999, and the results of its operations and its cash flows for the nine-month periods ended September 30, 1998 and 1999. Results for the nine-month period ended September 30, 1999, are not necessarily indicative of the results to be expected for the entire year.

     (b)  USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

     (c) CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

          Cash equivalents consist of instruments with maturities of three months or less at the time of purchase. As of December 31, 1997 and 1998, and September 30, 1999, cash equivalents of $1,901,694, $889,871, and $532,579, respectively, are comprised of money market accounts that are maintained with a highly rated financial institution. The Company's short-term investments consisted of certificates of deposit with maturities of less than one year.

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)


          The Company has classified its cash equivalents and short-term investments as "available for sale." Such investments are carried at fair value based on the quoted market prices, and unrealized gains and losses, if material, are reported as a separate component of accumulated other comprehensive income (loss) in shareholders' equity. The cost of securities sold is based on the specific identification method. Realized and unrealized gains and losses were not material during all periods presented.

     (d)  PROPERTY AND EQUIPMENT

          Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets, generally three to five years.

          The Company evaluates long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying values or fair values, less costs of disposal.

     (e)  FAIR VALUE OF FINANCIAL INSTRUMENTS

          The fair values of the Company's cash, cash equivalents, short-term investments, accounts receivable, accounts payable, and notes payable approximate their carrying values due to the short maturity or variable rate structure of those instruments.

     (f)  CONCENTRATION OF CREDIT RISK

          Financial instruments, which subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents, short-term investments, and trade accounts receivable. The Company maintains cash and cash equivalents with one domestic financial institution. From time to time, the Company's cash balances with its financial institution may exceed Federal Deposit Insurance Corporation insurance limits.

          The Company's customers are concentrated in the United States. The Company performs ongoing credit evaluations, generally does not require collateral and will establish an allowance for doubtful accounts based upon factors surrounding the credit risk of customers, historical trends, and other information. As of September 30, 1999, the Company has incurred no losses related to bad debts.

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)

     (g)  REVENUE RECOGNITION

          The Company recognizes revenue in accordance with Statement of Position (SOP) 97-2, SOFTWARE REVENUE RECOGNITION. SOP 97-2 requires that revenue recognized from software arrangements be allocated to each element of the arrangement based on the relative fair values of the elements, such as software products, upgrades, enhancements, postcontract customer support, installation, or training. The determination of fair value is based on objective evidence that is specific to the Company. If evidence of fair value for each element of the arrangement does not exist, all revenue from the arrangement is deferred until such time as evidence of fair value does exist or until all elements of the arrangement are delivered.

          License revenues are recognized upon the receipt of persuasive evidence of an arrangement, delivery to the customer, and determination that collection of a fixed or determinable fee is probable. Maintenance contracts generally call for the Company to provide technical support and software updates and upgrades to customers. The Company also provides hosting services whereby the Company manages and maintains the OCM software on behalf of the customer. Maintenance and hosting revenue is recognized ratably over the term of the contract, generally on a straight-line basis.

     (h)  CAPITALIZED SOFTWARE DEVELOPMENT COSTS

          Software development costs are included in research and development expenses and are expensed as incurred. After technological feasibility is achieved, software development costs are capitalized. The capitalized costs are then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenue to total projected product revenue, whichever is greater. To date, the achievement of technological feasibility and general availability of such software has been contemporaneous and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

     (i)  INCOME TAXES

          The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is established to reduce deferred tax assets when it is more likely than not that all or a portion of the deferred tax assets will not be realized.

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)

     (j)  STOCK-BASED COMPENSATION

          The Company accounts for its stock-based compensation arrangements with employees using the intrinsic-value method pursuant to Accounting Principles Board (APB) Opinion No. 25. As such, compensation expense is recorded on the date of grant when the fair value of the underlying common stock exceeds the exercise price for stock options or the purchase price for the issuance or sales of common stock.

          The Company accounts for stock-based compensation arrangements with nonemployees in accordance with SFAS No. 123 and Emerging Issues Task Force (EITF) Issue No. 96-18, ACCOUNTING FOR EQUITY INSTRUMENTS THAT ARE ISSUED TO OTHER THAN EMPLOYEES FOR ACQUIRING, OR IN CONJUNCTION WITH SELLING, GOODS OR SERVICES. Accordingly, unvested options held by nonemployees are subject to revaluation at each balance sheet date based on the then current fair market value.

          Unearned deferred compensation resulting from employee and nonemployee option grants is amortized on an accelerated basis over the vesting period of the individual options, generally four years, in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 28.

     (k)  COMPREHENSIVE LOSS

          The Company has no significant components of other comprehensive loss, and, accordingly, comprehensive loss is the same as net loss for all periods.

     (l)  NET LOSS PER SHARE

          Basic net loss per share is computed using the weighted-average number of outstanding shares of common stock. Diluted net loss per share is computed using the weighted-average number of shares of common stock outstanding and, when dilutive, potential common shares from options and warrants to purchase common stock or convertible preferred stock using the treasury stock method and from convertible securities using the "as if converted" basis. All potential shares of common stock have been excluded from the computation of diluted net loss per share for all periods presented because the effect would have been antidilutive.

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)

              Diluted net loss per share does not include the effect of the following antidilutive common equivalent shares:



                                                  DECEMBER 31,                            SEPTEMBER 30,
                                    ---------------------------------------   ---------------------------------------
                                           1997                1998                 1998                 1999
                                    -------------------  ------------------   ------------------   ------------------
Common stock options                    $       --         $ 1,495,000          $ 1,420,000          $ 2,177,084
Unvested common stock
     subject to repurchase               3,600,000           2,700,000            2,925,000            2,025,000
Redeemable preferred stock
     (as if converted)                   3,104,846           6,164,694            6,164,694            6,464,694
Preferred stock warrants                        --                  --                   --            1,100,143
                                    -------------------  ------------------   ------------------   ------------------

                                        $6,704,846         $10,359,694          $10,509,694          $11,766,921
                                    ===================  ==================   ==================   ==================




       (m)    SEGMENT REPORTING

              The Company has one operating segment because it is not organized by multiple segments for purposes of the chief operating decision to make operating decisions or assess performance. The chief operating decision maker evaluates performance, makes operating decisions, and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

              The Company's revenues have all been earned from customers in the United States. In addition, all operations and assets are based in the United States. During the nine-month period ended September 30, 1999, the Company's revenues were generated from five customers, each representing 10% or more of total revenues.

       (n)    RECENT ACCOUNTING PRONOUNCEMENTS

              In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, effective for fiscal years beginning after June 15, 2000. This standard requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The type and use of the derivative, and whether it qualifies for hedge accounting, will determine the treatment of gains or losses resulting from changes in the fair value of the derivative. The Company believes the adoption of SFAS No. 133 will not have a material effect on its results of operations, financial position, or cash flows. SFAS No. 133 will be effective for the Company beginning January 1, 2001.

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)


              In December 1998, the American Institute of Certified Public Accountants (AICPA) issued SOP 98-9, MODIFICATION OF SOP 97-2, "SOFTWARE REVENUE RECOGNITION," WITH RESPECT TO CERTAIN TRANSACTIONS. SOP 98-9 amends SOP 97-2 to require the entity to recognize revenue for multiple element arrangement by means of the "residual method" when: (1) there is vendor-specific evidence of the fair values of all of the undelivered elements of an arrangement; (2) vendor-specific evidence of fair value does not exist for one or more of the delivered elements; and (3) all other revenue recognition criteria of SOP 97-2 have been satisfied. SOP 98-9 will be effective for transactions entered into after January 1, 2000. The Company believes the adoption of SOP 98-9 will not have a material effect on its results of operations, financial position or cash flows.

(2)    PROPERTY AND EQUIPMENT

       Property and equipment consisted of the following:


                                                            DECEMBER 31,
                                             -----------------------------------------     SEPTEMBER 30,
                                                    1997                  1998                 1999
                                             -------------------   -------------------   ------------------
Computer equipment and
     purchased software                        $     21,708             $ 333,645            $ 629,968
Furniture and fixtures                                   --                68,970              119,028
                                             -------------------   -------------------   ------------------

                                                     21,708               402,615              748,996
Less accumulated depreciation                           333                66,470              195,119
                                             -------------------   -------------------   ------------------

                                               $     21,375             $ 336,145            $ 553,877
                                             ===================   ===================   ==================




(3)    CONVERTIBLE DEBT

       The Company borrowed approximately $4,800,000 under a series of convertible loan arrangements consummated on March 5, 1999 and July 19, 1999. As of September 30, 1999, approximately $2,800,000 is immediately due and payable upon demand by the holders of the notes and $2,000,000 will be due and payable upon demand by the holders of the notes at any time after January 19, 2000. The entire principal and accrued interest shall be automatically converted into shares of the Company's equity securities issued and sold at the closing of a subsequent equity financing as defined by the terms of the loans or into Series A redeemable preferred stock if the Company is acquired prior to the next equity financing (see Note 8 - subsequent events). The conversion price will be equal to the price per share of the equity securities into which the loans are converted. The loans accrue interest at a fixed rate of 8% per annum.

       In connection with the March 5, 1999 convertible debt offering, the Company issued warrants to purchase Series A redeemable preferred stock with an exercise price of $0.67 per share. On March 5, 1999, the warrants were initially exercisable into 419,979 shares of Series A redeemable preferred stock (the Warrant Amount). As long as the convertible debt remains outstanding, the Warrant Amount will increase in three equal installments of 139,853 shares every three months after the original issuance date up to a maximum of 839,957 shares. The warrants can be exercised at any time prior to March 31, 2004.

       In connection with July 19, 1999 convertible debt offering, the Company issued warrants to purchase (i) shares of the Company's stock sold in a subsequent equity financing, defined by the terms of the warrants,

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)

       or (ii) shares of Series A redeemable preferred stock if a subsequent equity financing is not closed by January 15, 2000. The exercise price shall be either (i) the price per share of the subsequent equity financing or (ii) $0.67 per share if the subsequent equity financing is not closed prior to January 15, 2000. The warrants were initially exercisable into the number of shares of the Company's stock equal to 10% of the outstanding principle amount of the related convertible debt divided by the exercise price (the Warrant Percentage). The Warrant Percentage increases in three equal installments of 3.33% every two months after the original issuance up to a maximum of 20%. The warrants can be exercised at any time prior to July 15, 2004.

       For purposes of determining the fair value of the warrants issued in connection with the convertible debt, the warrants were broken down into four tranches, with the first tranche representing the initial Warrant Amount or Warrant Percentage and the remaining three tranches representing the incremental increase in Warrant Amount or Warrant Percentage. The fair value of each tranche was determined on the date on which the convertible debt holders became entitled to that tranche. The fair value of each tranche is deemed to be additional interest expense and is charged to Interest Income (Expense), Net on the respective valuation date. During the nine month period ended September 30, 1999, the Company recorded interest expense of $659,972 in connection with these warrants. The following weighted-average assumptions were used in estimating the fair value of the warrants: (i) dividend yield of 0%; (ii) expected volatility of 100%; (iii) weighted average risk-free interest rate of 5%; and (iv) contractual life of 5 years.

       In connection with the acquisition of the Company (See Note 8-Subsequent Event), the warrants were exercised into 1,150,347 shares of Series A preferred stock, net of 189,684 shares surrendered back to the Company in lieu of paying cash for the exercise of the warrants.

(4)    NOTES PAYABLE

       In 1998, the Company obtained a $1,000,000 equipment and revolving credit facility, which is collateralized by primarily all of the Company's assets and bears interest at the bank's prime rate (8% as of December
       1998) plus 0.25%. As of December 31, 1998, $277,714 was outstanding under the equipment facility with the principal amounts due in 30 equal monthly installments commencing in January 1999. The Company is not entitled to any further advances under the equipment facility subsequent to December 26, 1998. As of December 31, 1998, $600,000 was outstanding under the revolving facility, which expired on June 25, 1999.

       The aggregate principal payments due under the equipment facility subsequent to December 31, 1998, are as follows: 1999, $111,000; and 2000, $166,714.

       The maturity date of the revolving facility was extended to October 31, 1999. In consideration for extending the facility, the Company granted warrants to purchase 71,640 shares of Series A redeemable preferred stock with an exercise price of $0.67 per share. The warrants were issued in two equal tranches on July 15, 1999, and September 1, 1999, and may be exercised at any time prior to the fifth anniversary of their respective issuance date. The warrants were valued at approximately $46,100 using the Black-Scholes option pricing model and were expensed on the date of issuance.

(5)    CAPITAL STOCK

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)

       (a)    REDEEMABLE PREFERRED STOCK

              Each share of Series A redeemable preferred stock includes a noncumulative dividend right and liquidation preference of $0.05 and $1.33 per share, respectively, and is convertible at the option of the holder into one share of common stock at any time, subject to adjustment for antidilution. Each share will be automatically converted upon written consent or agreement of the holders of a majority of the outstanding shares of preferred stock or upon an initial public offering of the Company's common stock. Each share has voting rights equal to one share of common stock on an "as if converted" basis.

              The Series A redeemable preferred stock can be redeemed at any time after December 31, 2002, upon written notice from three-fourths of the holders of the Series A redeemable preferred stock. Upon receipt of such written note, the shares shall be redeemable at $0.67 per share in three equal annual installments.

               No dividends have been declared or paid on either the preferred stock or common stock since inception of the Company.

       (b)    COMMON STOCK

              The Company has issued to its founders 4,800,000 shares of common stock, of which 3,600,000 shares were subject to repurchase on termination of employment as a condition to the closing of the Series A redeemable preferred stock financing in December 1997. Such repurchase rights lapse ratably on a monthly basis over four years through December 2001. As of December 31, 1998, 2,700,000 shares were subject to repurchase.

       (c)    STOCK OPTION PLAN

              The Company's 1997 Stock Option Plan (the 1997 Plan) provides for stock options to be granted to employees, independent contractors, officers, and directors. Options are generally granted at an exercise price equivalent to the estimated fair market value per share at the date of grant, as determined by the Company's Board of Directors. All options are granted at the discretion of the Company's Board of Directors and have a term not greater than 10 years from the date of grant. Options issued generally vest over 4 years, 25% one year after the grant date, and the remainder at a rate of 1/36 each month thereafter.

              A summary of stock option activity follows (no options were granted in 1997):

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)


                                                           NINE-MONTH
                                         YEAR ENDED        PERIOD ENDED
                                        DECEMBER 31,      SEPTEMBER 30,
                                            1998              1999
                                        ------------      -------------
Outstanding at beginning of period               --         1,495,000

Options granted                           1,655,000         1,507,500
Options exercised                                --           (26,249)
Options canceled                           (160,000)         (799,167)
                                         ----------        ----------
Outstanding at the end of period          1,495,000         2,177,084
                                         ==========        ==========
Shares available for future grant         1,105,000           396,667
                                         ==========        ==========


              All options granted in 1998 and 1999 have an exercise price of $0.10 per share. As of December 31, 1998, the weighted-average remaining contractual life of outstanding options was approximately 9.5 years and approximately 81,000 options were vested.

              In connection with its grants of options, the Company has recognized unearned deferred compensation expense of $715,918 for the year ended December 31, 1998. Of this amount, $695,023 related to 1,655,000 options granted to employees with exercise prices below the deemed fair market value of the common stock. The weighted-average fair value for these options was $0.47 per share. The remaining $20,895 relates to the value of options granted to nonemployees determined using the Black-Scholes option pricing model.

              The Company uses the intrinsic-value method in accounting for its stock-based compensation plans. Accordingly, no compensation cost has been recognized in the accompanying financial statements, except for those options issued with exercise prices at less than fair market value at date of grant. Had compensation costs been determined in accordance with SFAS No. 123 for the Company's employee stock option grants, net loss, and basic and diluted net loss per share would not have been materially impacted.

              The Company calculated the fair value of each option grant on the measurement date using the following assumptions: dividend yield at 0%; weighted-average expected option term of 4 years for employees and a contractual term of 10 years for nonemployees; risk-free interest rate of 5.5%; and expected volatility of 0% for employees and 100% for nonemployees. The weighted-average fair value of options granted during 1998 was approximately $0.48.

(6)    COMMITMENTS

       The Company leases its facility under a noncancelable operating lease with an expiration date of April 2000. In connection with this lease, the Company entered into a letter of credit for approximately $136,000. The letter of credit is secured by a certificate of deposit. Rent expense was $13,600 and $145,000 for the period from May 12, 1997 (inception) to December 31, 1997, and for the year ended December 31, 1998, respectively.

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)

       Future minimum lease payments under noncancelable operating leases as of December 31, 1998, are as follows: 1999, $540,000; and 2000, $150,000.

(7)    INCOME TAXES

       As of December 31, 1997 and 1998, the Company had gross deferred tax assets of $69,000 and $1,168,000 respectively, which consist primarily of the net operating loss carryforwards. Management has established a full valuation allowance against its gross deferred tax assets because it is more likely than not that sufficient taxable income will not be generated during the carryforward periods to realize the deferred tax assets.

       As of December 31, 1998, the Company had net operating loss carryforwards for federal and California income tax purposes of $2,318,000. The federal net operating loss carryforwards, if not offset against future taxable income, will expire from 2012 through 2018. The California net operating loss carryforwards, if not offset against future taxable income, expire in 2005. The Company also has research and experimental credits for federal and state income tax purposes of approximately $83,000 and $64,000, respectively. The federal credits will expire from 2012 and 2018, and the state credits can be carried forward indefinitely.

       Due to the acquisition of the Company (see Note 8 - subsequent event), its ability to utilize its carryforwards could be reduced.

                                 NETDIALOG, INC.

                          Notes to Financial Statements

                           December 31, 1997 and 1998

     (Information with respect to September 30, 1998 and 1999 is unaudited.)


(8)    SUBSEQUENT EVENTS

       On December 3, 1999, the Company consummated a merger agreement with Kana Communications Inc. (Kana). Under the terms of the agreement, approximately 622,031 shares of Kana common stock were issued or reserved for issuance in exchange for all of the Company's outstanding capital stock, options, and warrants. Each share of the Series A redeemable preferred stock and the convertible debt were converted into the Company's common stock immediately prior to the closing of the merger.